Exhibit 1

FORM OF UNDERWRITING AGREEMENT STANDARD PROVISIONS

[   ]

To the Representatives of the
several Underwriters named in
the respective Pricing Agreements
hereinafter described

Ladies and Gentlemen:

As set forth below in this letter agreement (the “Agreement”), from time to time, Santander UK plc (the “Issuer”) proposes to enter into one or more pricing agreements (each a “Pricing Agreement”) in the form of Annex I hereto, with such additions and deletions as the parties thereto may determine and, subject to the terms and conditions stated herein and therein, the Issuer proposes to issue and sell to the firms named in Schedule I to the applicable Pricing Agreement (such firms constituting the “Underwriters” with respect to such Pricing Agreement and the securities specified therein) certain debt securities specified in Schedule II to such Pricing Agreement (with respect to such Pricing Agreement, the “Debt Securities”).

The terms and rights of any particular issuance of Debt Securities shall be as specified in the Pricing Agreement relating thereto and in or pursuant to the indenture dated as of September 29, 2016, between the Issuer and Citibank, N.A., as trustee (the “Trustee”) (as successor to Wells Fargo Bank, National Association (“Wells Fargo”) pursuant to an Agreement of Resignation, Appointment and Acceptance dated as of April 19, 2021, among the Issuer, the Trustee and Wells Fargo) (such indenture, as heretofore amended and supplemented and as the same may be further amended and supplemented from time to time, is referred to herein as the “Indenture”) and the terms of the Debt Securities will be established by or pursuant to Board Resolutions (as defined in the Indenture) of the Issuer and, subject to the Indenture, set forth, or determined in the manner provided in, an Officer’s Certificate (as defined in the Indenture), or established in one or more indentures supplemental to the Indenture and will be set forth in the Prospectus referred to in Section 2(a).  Debt Securities will initially be represented by a global security or global securities.

SECTION 1.  PRICING AGREEMENTS.

(a)                 Particular sales of Debt Securities may be made from time to time by the Issuer to the Underwriters of such Debt Securities for whom the firms designated as representatives of the Underwriters of such Debt Securities in the Pricing Agreement relating thereto will act as representatives (the “Representatives”).  The term “Representatives” also refers to a single firm acting as sole representative of the Underwriters and to Underwriters who act without any firm being designated as their representative.  This Agreement shall not be construed as an obligation of the Issuer to sell any of the Debt Securities to any of the Underwriters or as an obligation of any of the Underwriters to purchase any of the Debt Securities, it being understood that the obligation of the Issuer to issue and sell any of the Debt Securities and the obligation of any of the Underwriters to purchase any of the Debt Securities shall be evidenced by the Pricing Agreement with respect to the Debt Securities specified therein.  Each Pricing Agreement shall specify the aggregate principal amount of such Debt Securities, the initial public offering price of such Debt Securities, the purchase price to the Underwriters of such Debt Securities, the names of the Underwriters of such Debt Securities, the names of the Representatives of such Underwriters, the principal amount of such Debt Securities to be purchased by each Underwriter and the commission payable to the Underwriters with respect thereto and shall set forth the date, time and manner of delivery of such Debt Securities and payment therefor.  The Pricing Agreement shall also specify (to the extent not set forth in the Indenture and the registration statement and prospectus with respect thereto) the terms of such Debt Securities.  A Pricing Agreement shall be executed in writing (which may be in counterparts), and may be evidenced by an exchange of electronic communications.  The date of execution of the applicable Pricing Agreement is herein referred to as the “Execution Date.”  The obligations of the Underwriters under this Agreement and each Pricing Agreement shall be several and not joint.

(b)                In all dealings hereunder, the Representatives of the Underwriters of the applicable Debt Securities shall act on behalf of each of such Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by such Representatives jointly or by such of the Representatives, if any, as may be designated for such purpose in the Pricing Agreement.

SECTION 2.  REPRESENTATIONS AND WARRANTIES.

The Issuer represents and warrants to, and agrees with, each Underwriter as follows:

(a)                The Issuer meets the requirements for the use of Form F-3 under the U.S. Securities Act of 1933, as amended and the rules and regulations of the Securities and Exchange Commission (the “Commission”) thereunder (collectively, the “Act”), and has filed with the Commission an “automatic shelf registration statement” (as defined in Rule 405) on Form F-3 (File No. 333- ) including a related base prospectus, for registration under the Act of the offering and sale from time to time of certain debt securities, including the Debt Securities, not earlier than three years prior to the date of the applicable Prospectus Supplement (as defined herein).  Such registration statement, including any amendments thereto filed prior to the Applicable Time (as defined herein), became effective upon filing with the Commission.  The various parts of such registration statement, including all exhibits thereto, the financial statements incorporated by reference therein and any prospectus supplement relating to the Debt Securities that is filed with the Commission pursuant to Rule 424(b), but excluding the Statement of Eligibility and Qualification (Form T-1), each as amended on each Effective Date (as defined herein), shall hereinafter collectively be called the “Registration Statement” and, in the event any post-effective amendment thereto becomes effective prior to the Closing Date, “Registration Statement” shall also mean such registration statement as so amended; and such prospectus in the form in which it has most recently been filed with the Commission on or prior to the date of the applicable Pricing Agreement (the “Base Prospectus”), as proposed to be supplemented by a prospectus supplement relating to the applicable series of Debt Securities (the “Prospectus Supplement”) to be filed pursuant to Rule 424 under the Act, is hereinafter referred to as the “Prospectus.”  Any reference herein to the Registration Statement or the Prospectus shall be deemed to refer to and include the documents which were filed under the Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”) on or before the date and time of the applicable Pricing Agreement, and incorporated by reference in the Registration Statement and the Prospectus, excluding any documents or portions of such documents which are deemed under the rules and regulations of the Commission under the Act not to be incorporated by reference, and, in the case of the Registration Statement, including any prospectus supplement filed with the Commission and deemed by virtue of Rule 430B under the Act to be part of the Registration Statement; and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement or the Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act deemed to be incorporated therein by reference after the date of the applicable Pricing Agreement. For the purposes of this Agreement, “Effective Date” with respect to the Registration Statement means each date and time as of which any part of the Registration Statement filed prior to the execution and delivery of the applicable Pricing Agreement became or becomes effective upon filing pursuant to Rule 430B(f)(2) or Rule 462(c) under the Act.  “Pricing Prospectus” means the Base Prospectus, as amended and supplemented immediately prior to the applicable time specified in the applicable Pricing Agreement (the “Applicable Time”), including any document incorporated by reference therein and any prospectus supplement deemed to be a part thereof, provided that, for purposes of this definition, information contained in a form of prospectus that is deemed retroactively to be part of the Registration Statement pursuant to Rule 430B under the Act shall be considered to be included in the Pricing Prospectus as of the actual time that form of prospectus is filed with the Commission pursuant to Rule 424(b) under the Act.  The Registration Statement, at each Effective Date, meets the requirements set forth in Rule 415(a)(1)(x).

(b)                No stop order suspending the effectiveness of the Registration Statement (as amended or supplemented) has been issued and no proceeding for that purpose has been initiated or, to the knowledge of the Issuer, threatened, and no order preventing or suspending the use of the Prospectus or any “issuer free writing prospectus” as defined in Rule 433 under the Act relating to the Debt Securities (an “Issuer Free Writing Prospectus”) has been issued by the Commission.

(c)                At the Effective Date immediately prior to the Applicable Time and on the Closing Date, the documents incorporated by reference in the Prospectus conformed in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein not misleading; on each Effective Date, any further documents so filed or furnished and incorporated by reference in the Prospectus as supplemented will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and will not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and, on the date of any filing pursuant to Rule 424(b) and on the Closing Date, the Prospectus (together with any supplement thereto) will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Issuer by an Underwriter through the Representatives expressly for use in the Prospectus.

(d)                On each Effective Date, the Registration Statement did, and when the Prospectus is first filed in accordance with Rule 424(b) and on the Closing Date, the Prospectus (and any supplement thereto) will, conform in all material respects to the requirements of the Act and the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and the rules and regulations of the Commission thereunder; on each Effective Date, the Registration Statement did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein  not misleading; provided, however, that no representation or warranty is being made as to information contained in or omitted from the Registration Statement in reliance upon and in conformity with written information furnished to the Issuer by the Underwriters through the Representatives expressly for use therein.

(e)                At the Applicable Time, the Pricing Prospectus as supplemented by the final term sheet prepared and filed pursuant to Section 4(a) hereto (if any) (collectively the “Disclosure Package”) did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; at the Applicable Time, each Issuer Free Writing Prospectus listed in Schedule III to the applicable Pricing Agreement (if any), as supplemented by and taken together with the Disclosure Package, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that no representation or warranty is being made as to information contained in or omitted from the Registration Statement, any Prospectus or any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Issuer by the Underwriters through the Representatives expressly for use therein.

(f)                 (i) At the time of filing the Registration Statement; (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus); (iii) at the time the Issuer or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the Debt Securities in reliance on the exemption in Rule 163; and (iv) at the Applicable Time (with such date being used as the determination date for purposes of this clause (iv)) the Issuer was or is (as the case may be) a “well-known seasoned issuer” (as defined in Rule 405).  The Issuer agrees to pay the fees required by the Commission relating to the Debt Securities within the time required by Rule 456(b)(1) without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r).

(g)                (i) At the earliest time after the filing of the Registration Statement that the Issuer or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2)) of the Debt Securities; and (ii) as of the Applicable Time (with such date being used as the determination date for purposes of this clause (ii)), the Issuer was not or is not an “ineligible issuer” (as defined in Rule 405), without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Issuer be considered an ineligible issuer.

(h)                Each Issuer Free Writing Prospectus listed in Schedule III to the applicable Pricing Agreement (if any) does not include any information that conflicts with the information contained in the Registration Statement, including any document incorporated therein by reference and any prospectus supplement deemed to be a part thereof that has not been superseded or modified.  The preceding sentence does not apply to any statements in or omissions from any Issuer Free Writing Prospectus made in reliance upon and in conformity with information furnished in writing to the Issuer by an Underwriter of the applicable Debt Securities through the Representatives expressly for use therein.

(i)                 The Issuer is a public limited company duly incorporated and validly existing under the laws of England and Wales and has the power and authority to conduct its business as presently conducted.

(j)                 The Issuer has the corporate power and authority necessary to execute and deliver this Agreement and the Pricing Agreement with respect to the applicable Debt Securities and perform its obligations hereunder, and this Agreement and the Pricing Agreement with respect to the applicable Debt Securities has been duly authorized, executed and delivered by the Issuer and constitutes a valid and legally binding agreement of the Issuer, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights and, as to enforceability, to general equity principles (regardless of whether enforcement is sought in a proceeding in equity or at law).

(k)                The Indenture has been duly authorized by the Issuer, is duly qualified under the Trust Indenture Act, has been duly executed and delivered by the Issuer and, assuming due authorization, execution and delivery thereof by the Trustee, will, as of the Closing Date, constitute a valid and legally binding agreement of the Issuer, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights and, as to enforceability, to general equity principles (regardless of whether enforcement is sought in a proceeding in equity or at law).

(l)                 The Issuer has the corporate power and authority necessary to execute and deliver the Debt Securities and perform its obligations thereunder and the Debt Securities have been duly authorized and, when executed and authenticated as provided in the Indenture and issued and delivered against payment therefor as provided in this Agreement and the Pricing Agreement in relation to the Debt Securities, will constitute valid and binding obligations of the Issuer, entitled to the benefits of the Indenture, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights and, as to enforceability, to general equity principles (regardless of whether enforcement is sought in a proceeding in equity or at law).  At the Closing Date, the Debt Securities, when duly executed, authenticated and delivered, constitute direct, unconditional, unsubordinated and unsecured obligations of the Issuer.

(m)               The execution, delivery and performance of this Agreement, the Pricing Agreement with respect to the Debt Securities and the Indenture, the issuance, authentication, sale and delivery of the Debt Securities and the compliance by the Issuer with the respective terms thereof, and the consummation of the transactions contemplated hereby and thereby will not (i) conflict with or result in a breach under any agreement or instrument to which the Issuer is a party or by which the Issuer is bound, (ii) result in any violation of the provisions of the Articles of Association of the Issuer or (iii) result in any violation of any applicable law, statute or any order, decree, filing, rule or regulation of any United States or English court or governmental agency or regulatory body having jurisdiction over the Issuer, except, in the case of (i) and (iii) above, for any conflict, breach or violation which would not, individually or in the aggregate, have a material adverse effect on the condition, financial or otherwise, or on the results of operations or the business of the Issuer and its subsidiaries considered as one enterprise.

(n)                No consent, approval, authorization or order of, or filing or registration or qualification with, or notification to, any U.S. or English court or other governmental agency or body having jurisdiction over the Issuer or any of its properties or assets is or will be, as the case may be, required for the execution, delivery and performance of this Agreement, the Pricing Agreement in relation to the Debt Securities and the Indenture and the consummation of the transactions contemplated hereby and thereby by the Issuer, including the issuance, authentication, sale and delivery of the Debt Securities and in each such case compliance with the respective terms thereof, except for (i) the registration of the Debt Securities under the Act, (ii) such consents, approvals, authorizations, registrations or qualifications as may be required under the Exchange Act, the Trust Indenture Act, applicable United States state securities, Blue Sky or similar laws in connection with the purchase and distribution of the Debt Securities by the Underwriters and (iii) such consents, approvals, authorizations, orders, filings, registrations, qualifications or notifications as shall have been obtained or made, as the case may be, prior to, and which will be in full force and effect on and as of, the Execution Date or if not so obtained or made or in full force and effect, as the case may be, would not (x) affect the validity, binding effect or enforceability of the Debt Securities, the Indenture, this Agreement, the Pricing Agreement in relation to the Debt Securities or (y) (individually or in the aggregate) materially and adversely affect the condition (financial or otherwise) of the Issuer or materially and adversely affect the results of operations, business or properties of the Issuer and its subsidiaries, taken as a whole, or impair the Issuer’s ability to perform its obligations under the Debt Securities, the Indenture, this Agreement and the Pricing Agreement in relation to the applicable Debt Securities.

(o)                The Issuer is not, nor will it be as a result of the sale of any of the Debt Securities and the application of proceeds received therefrom, an “investment company” registered or required to be registered under the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(p)                The operations of the Issuer and its subsidiaries are conducted in material compliance with applicable financial record keeping and reporting requirements and the money laundering statutes and rules and regulations and any related or similar rules, regulations or guidelines, issued, administered or enforced by any government agency (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Issuer or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best of the Issuer’s knowledge, threatened.

(q)                Neither the Issuer nor any of its subsidiaries nor, to the knowledge of the Issuer, any director, officer, agent, employee or controlled affiliate of the Issuer or any of its subsidiaries is currently subject to any sanctions administered by the Office of Foreign Asset Control of the U.S. Department of the Treasury (“OFAC”) or any equivalent sanctions administered by the United Nations Security Council, the European Union or HM Treasury; and the Issuer will not directly or indirectly use the proceeds from any offering of the Debt Securities hereunder, or lend contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of funding any operations in, financing any investment or activities in or making any payments to any country or to any person currently subject to any U.S. sanctions administered by OFAC or any equivalent sanctions administered by the United Nations Security Council, the European Union or HM Treasury.

(r)                 Neither the Issuer nor any of its subsidiaries nor, to the knowledge of the Issuer, any director, officer, agent, employee or controlled affiliate of the Issuer or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), or any similar law or regulation of any other jurisdiction, in each case to the extent applicable, including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorisation of the payment of any money, or other property, gift, promise to give, or authorisation of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA or any similar law or regulation of any other jurisdiction, in each case to the extent applicable; and the Issuer, its subsidiaries and, to the knowledge of the Issuer, its controlled affiliates, have conducted their businesses in compliance with the FCPA or any similar law or regulation of any other jurisdiction, in each case to the extent applicable and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(s)                The Debt Securities and the Indenture will conform in all material respects to the descriptions thereof contained in any Pricing Prospectus, as amended or supplemented at the Execution Date, and the Prospectus.

(t)                 The most recently published audited consolidated financial statements and the most recently published unaudited interim condensed consolidated financial statements of the Issuer were in each case prepared in accordance with the requirements of law and the International Financial Reporting Standards (“IFRS”) as adopted for use in the European Union and IFRS as issued by the International Accounting Standards Board (the “IASB”) and interpretations issued by the International Financial Reporting Interpretations Committee of the IASB (as amended, supplemented or re-issued from time to time) and they give a true and fair view of (a) the consolidated financial condition of the Issuer as at the date to which they were prepared (the “Relevant Date”) and (b) the consolidated results of operations of the Issuer for the financial period ended on the Relevant Date.

(u)                PricewaterhouseCoopers LLP, or such other external auditor duly appointed by the Issuer to be its principal external auditor as of the Execution Date (the “Independent Auditor”), which has audited the consolidated financial statements and/or reviewed the unaudited interim condensed consolidated financial statements of the Issuer and its subsidiaries included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus was, at the time of auditing or reviewing such financial statements, an independent public accountant as required by the Act and the rules and regulations thereunder.

SECTION 3.  CERTAIN AGREEMENTS GOVERNING THE OFFERING

(a)  Purchase and Sale.  Upon execution of the Pricing Agreement in relation to the applicable Debt Securities, the Issuer agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Issuer, at the purchase price set forth in Schedule II to such Pricing Agreement, the respective numbers of Debt Securities set forth opposite such Underwriter’s name in Schedule I to such Pricing Agreement.

(b)  Delivery and Payment.  Delivery of the payment for the Debt Securities shall be made by the Representatives, on behalf of the Underwriters, at the time and place set forth in the Pricing Agreement (such date and time of delivery and payment for the Debt Securities being herein called the “Closing Date”).  The relevant purchase price will be payable to an account designated by the Issuer (or such other manner of payment as may be agreed by the Issuer and the Representatives) in same-day funds on the Closing Date against delivery of the global receipt through the facilities of The Depository Trust Company, New York, New York.

SECTION 4.  COVENANTS OF THE ISSUER

The Issuer covenants and agrees:

(a)  Final Term Sheet.  To prepare a final term sheet, containing solely a description of final terms of the Debt Securities and the offering thereof in the form approved by the Representatives and attached as Schedule III to the Pricing Agreement and to file such term sheet pursuant to Rule 433(d) within the time required by such Rule.

(b)  Delivery of Documents.  To furnish to the Representatives copies of the Registration Statement, and so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), to deliver promptly to the Underwriters, and in such number as they may reasonably request, each of the following documents:  (i) conformed copies of the Registration Statement (excluding exhibits other than the computation of the ratio of earnings to fixed charges or the ratio of earnings to combined fixed charges and preference share dividends, as applicable, the Indenture, this Agreement and such other exhibits that the Underwriters may request), (ii) the Prospectus and (iii) any document incorporated by reference in the Prospectus.

(c)  Revisions to Prospectus — Material Changes.  If, at any time prior to the filing of the Prospectus Supplement pursuant to Rule 424(b), any event occurs as a result of which the Prospectus would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading, to (i) notify promptly the Representatives so that any use of the Prospectus may cease until it is amended or supplemented; (ii) amend or supplement the Prospectus to correct such statement or omission; and (iii) supply any amendment or supplement to the Underwriters in such quantities as they may reasonably request.

(d)  Commission Filings.  For so long as the delivery of a prospectus is required under the Act in connection with the offering or sale of the applicable Debt Securities, to timely file or furnish all documents (and any amendments to previously filed documents) required to be filed with the Commission by the Issuer pursuant to Section 13(a), 13(c) or 15(d) of the Exchange Act, and during such same period to promptly give notice thereof to the Representatives.

(e)  Notice to Underwriter of Certain Events.  To advise the Underwriters immediately (i) when any post-effective amendment to the Registration Statement relating to or covering the Debt Securities becomes effective, (ii) of any request or proposed request by the Commission, whether written or oral, for an amendment or supplement to the Registration Statement or to any Prospectus, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any part thereof or any order directed to any Prospectus or any document incorporated therein by reference or the initiation or threat of any stop order proceeding or of any challenge to the accuracy or adequacy of any document incorporated by reference in any Prospectus, and (iv) of receipt by the Issuer of any notification with respect to the suspension of the qualification of the Debt Securities for sale in any jurisdiction or the initiation or threat of any proceeding for that purpose.

(f)  Stop Orders.  The Issuer will use its reasonable efforts to prevent the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement and, if issued, to obtain the lifting of that order at the earliest possible time.

(g)  Blue Sky Qualifications.  To endeavor, in cooperation with the Underwriters, to qualify the Debt Securities for offering and sale under the securities laws of such jurisdictions within the United States as the Underwriters may designate, and to maintain such qualifications in effect for as long as may be required for the distribution of the Debt Securities; and to file such statements and reports as may be required by the laws of each jurisdiction in which the Debt Securities have been qualified as above, provided that in connection therewith the Issuer shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction or to take any other action that would subject it to service of process in suits in any jurisdiction other than those arising out of the offering or sale of the Debt Securities in such jurisdiction or to register as a dealer in securities or to become subject to taxation in any jurisdiction.

(h)  Clearance and Settlement.  To cooperate with the Underwriters and use its best efforts to permit the Debt Securities and any global receipts to be eligible for clearance and settlement through the facilities of DTC.

(i)  Use of Proceeds.  To apply the net proceeds from the sale of the Debt Securities as set forth in the Prospectus.

SECTION 5.  PAYMENT OF EXPENSES

The payment of costs and expenses incident to any particular issuance of Debt Securities shall be as specified in the Pricing Agreement relating thereto.

SECTION 6.  CONDITIONS OF OBLIGATIONS OF THE UNDERWRITERS

The obligations of the Underwriters to purchase the Debt Securities shall be subject to the accuracy of the representations and warranties on the part of the Issuer contained herein at the Applicable Time specified in the Pricing Agreement with respect to the applicable Debt Securities and the Closing Date with respect to the applicable Debt Securities, to the accuracy of the statements of the Issuer made in any certificates pursuant to the provisions hereof, to the performance by the Issuer of its obligations hereunder in all material respects and to the following additional conditions:

(a)  The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the Rules and Regulations; no stop order suspending the effectiveness of the Registration Statement or any part thereof, nor any order directed to any document incorporated by reference in the Prospectus shall have been issued and no stop order proceeding shall have been initiated or threatened by the Commission and no challenge by the Commission shall have been made to the accuracy or adequacy of any document incorporated by reference in the Prospectus; any request of the Commission, whether written or oral, for inclusion of additional information in the Registration Statement or the Prospectus or otherwise shall have been complied with; and the Issuer shall not have filed with the Commission any amendment or supplement (other than a pricing supplement or a prospectus supplement relating to securities other than the Debt Securities) to the Registration Statement or the Prospectus (or any document incorporated by reference therein) without the consent of the Underwriters.

(b)  No order suspending the sale of the Debt Securities in any jurisdiction designated by the Underwriters pursuant to Section 4(g) hereof shall be in existence, and no proceeding for that purpose shall have been initiated or threatened and not subsequently withdrawn or resolved; provided that the inability to sell the Debt Securities in that jurisdiction makes it, in the judgment of the Underwriters, impracticable to market or sell the Debt Securities on the terms and in the manner contemplated herein.

(c)  No nationally recognized statistical rating organization shall have downgraded its rating of the Debt Securities or any other securities of the Issuer or informed the Issuer or made any public announcement that such organization has under surveillance or review its rating of the Debt Securities or any other securities of the Issuer (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating) unless any one or more other nationally recognized statistical rating organizations had, prior to the date of the Pricing Agreement with respect to the applicable Debt Securities, informed the Issuer or made any public announcement that such organization had under surveillance or review its rating of the Debt Securities or any other securities of the Issuer (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating) and had not reversed or acted upon such position or action, except in those instances when the Representatives reasonably determine in their sole discretion that the most recent announcement of any such rating organization does in fact have a material adverse effect upon the market for, or price of, the Debt Securities.

(d)  Cleary Gottlieb Steen & Hamilton LLP, English solicitors to the Issuer, shall have furnished to the Representatives their written opinion, addressed to the Underwriters and dated the Closing Date with respect to the applicable Debt Securities, in form and substance reasonably satisfactory to the Representatives.

(e)  Cleary Gottlieb Steen & Hamilton LLP, U.S. counsel to the Issuer, shall have furnished to the Representatives their written opinion and letter addressed to the Underwriters and dated the Closing Date with respect to the applicable Debt Securities, in form and substance reasonably satisfactory to the Representatives.

(f)  U.S. counsel to the Underwriters, as named in the applicable Prospectus Supplement, shall have furnished to the Representatives their written opinion, addressed to the Underwriters and dated the Closing Date with respect to the applicable Debt Securities, in form and substance satisfactory to the Representatives.

(g)  The Issuer shall have furnished to the Representatives a certificate or certificates, dated the Closing Date with respect to the applicable Debt Securities of at least a principal financial officer of the Issuer stating that to the best knowledge of the officer signing such certificate or certificates after due investigation the representations and warranties of the Issuer in Section 2 are true and correct as of the Closing Date and the Issuer has complied in all material respects with all of the agreements under this Agreement and satisfied in all material respects all of the conditions on its part to be performed or satisfied under this Agreement on or prior to the Closing Date.

(h)  At the Closing Date, the Issuer shall have furnished to the Representatives a letter of the Independent Auditor, addressed jointly to the Issuer and the Underwriters and dated as of the Closing Date, in form and substance reasonably satisfactory to the Underwriters, concerning the financial information with respect to the Issuer and its consolidated subsidiaries set forth in the Registration Statement and the Prospectus.

(i)  There shall not have occurred since the respective dates as of which information is given in the Prospectus any adverse change in the condition (financial or otherwise) of the Issuer and its consolidated subsidiaries, taken as a whole, which, in any case, is material in the context of the issue and offering of the Debt Securities, other than as set forth in or contemplated by the Prospectus.

(j)  The Indenture shall have been duly executed and delivered by the Issuer and the Trustee on or prior to the Closing Date with respect to the applicable Debt Securities and shall be in full force and effect on such date and the Debt Securities shall have been duly executed and delivered by the Issuer and duly authenticated by the Trustee on the Closing Date.

(k)  Prior to the Closing Date with respect to the applicable Debt Securities, the Issuer shall have furnished to the Underwriters such further information, certificates and documents as the Representatives or counsel to the Underwriters may reasonably request.

(l)  If required pursuant to the Pricing Agreement, an application shall have been made for listing the Debt Securities on the stock exchange specified therein.

SECTION 7.  INDEMNIFICATION AND CONTRIBUTION

(a)  The Issuer agrees to indemnify and hold harmless each Underwriter (including, for the purposes of this Section 7, each of the Underwriter’s affiliates, directors, partners, officers, employees and agents) and each person, if any, who controls each Underwriter within the meaning of either the Act or the Exchange Act from and against any loss, claim, damage or liability, joint or several, and any action in respect thereof, to which such Underwriter or controlling person may become subject, under the Act, the Exchange Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment or supplement thereto) (including information deemed to be part of the Registration Statement pursuant to Rule 430A(b) of the rules and regulations of the Commission under the Act) or arises out of, or is based upon, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or arises out of, or is based upon, any untrue statement or alleged untrue statement of a material fact contained in the Prospectus or any Issuer Free Writing Prospectus or the information contained in the final term sheet required to be prepared and filed pursuant to Section 4(a) hereto (or any amendment or supplement thereto)  or arises out of, or is based upon, the omission or alleged omission to state therein a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Issuer shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Issuer by any Underwriter through the Representatives expressly for use in connection with the preparation thereof and specifically for inclusion therein.  The Issuer further agrees to reimburse each Underwriter and each such controlling person for any legal and other expenses reasonably incurred by such Underwriter or controlling person in investigating or defending or preparing to defend against any such loss, claim, damage, liability or action, as such expenses are incurred.  The foregoing indemnity agreement is in addition to any liability which the Issuer may otherwise have to any Underwriter or any controlling person of any Underwriter.

(b)  Each Underwriter severally and not jointly shall indemnify and hold harmless the Issuer (including, for purposes of this Section 7, its directors and officers) and each person, if any, who controls the Issuer within the meaning of either the Act or the Exchange Act from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Issuer or any such controlling person may become subject, under the Act, the Exchange Act, or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus or any Issuer Free Writing Prospectus or the information contained in the final term sheet required to be prepared and filed pursuant to Section 4(a) hereto, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Prospectus or any Free Writing Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Issuer by such Underwriter expressly for inclusion therein and shall reimburse the Issuer or such controlling person for any legal and other expenses reasonably incurred by the Issuer or such controlling person in investigating or defending or preparing to defend against such loss, claim, damage, liability or action as such expenses are incurred.  The Issuer acknowledges that the information provided or specified in the Pricing Agreement with respect to the applicable Debt Securities constitutes the only information furnished in writing by or on behalf of the Underwriters for inclusion in the Registration Statement or the Prospectus.

(c)  Promptly after receipt by an indemnified party under subsection (a) or (b) of this Section 7 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) of this Section 7, notify the indemnifying party in writing of the claim or the commencement of the action; provided that the failure to notify the indemnifying party (i) shall not relieve it from any liability which it may have to an indemnified party otherwise than under subsection (a) and (b) of this Section 7 above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not in any event relieve the indemnifying party from any obligation to any indemnified party other than the indemnification obligation provided under subsection (a) and (b) of this Section 7.  The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party.  Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including no more than one local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall have authorized the indemnified party to employ separate counsel at the expense of the indemnifying party.  The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.  Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by this Section 7, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by such indemnifying party of such request and (ii) such indemnifying party shall not have either reimbursed the indemnified party in accordance with such request or objected to such request in writing prior to the date of such settlement.  No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and does not include an admission of fault, culpability or a failure to act, by or on behalf of, any indemnified party.

(d)  If the indemnification provided for in this Section 7 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 7(a) or 7(b) hereof in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Issuer on the one hand and the relevant Underwriter on the other from the offering of the Debt Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Issuer on the one hand and such Underwriter on the other with respect to the statements or omissions or actions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations.  The relative benefits received by the Issuer on the one hand and an Underwriter on the other with respect to the offering of Debt Securities shall be deemed to be in the same proportion as the net proceeds from such offering (before deducting expenses) received by the Issuer bear to the total compensation received by such Underwriter with respect to such offering.  The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Issuer on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission.  The Issuer and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were to be determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to herein.  The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 7 shall be deemed to include, for purposes of this Section 7, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this Section 7, none of the Underwriters shall be required to contribute any amount in excess of the amount, if any, by which the total compensation received by such Underwriter pursuant to this Agreement exceeds the amount of any damages that such Underwriter has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  For the purposes of this Section 7, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each director, partner, officer, and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Issuer within the meaning of either the Act or the Exchange Act and each director and officer of the Issuer shall have the same rights to contribution as the Issuer, subject in each case to the applicable terms and conditions of this paragraph (d).  Any obligation of the Underwriters in this subsection (d) to contribute is several in proportion to their respective underwriting obligations with respect to the offering of the Debt Securities and not joint.

SECTION 8.  DEFAULT BY AN UNDERWRITER

If any Underwriter shall default in its obligation to purchase Debt Securities which it has agreed to purchase under the Pricing Agreement in relation to the applicable Debt Securities, the non-defaulting Underwriters may in their discretion arrange for one or more of such non-defaulting Underwriters to purchase, or another party or other parties reasonably satisfactory to the Issuer to purchase, such Debt Securities on the terms contained herein.  If within thirty-six hours after such default by any Underwriter, the non-defaulting Underwriters do not arrange for the purchase of such Debt Securities, then the Issuer shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to the non-defaulting Underwriters to purchase such Debt Securities on such terms.  In the event that, within the respective prescribed periods, the non-defaulting Underwriters notify the Issuer that the non-defaulting Underwriters have so arranged for the purchase of such Debt Securities, or the Issuer notifies the non-defaulting Underwriters that it has so arranged for the purchase of such Debt Securities, the non-defaulting Underwriters or the Issuer shall have the right to postpone the Closing Date in relation to the applicable Debt Securities for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in any documents or arrangements relating to the offering and sale of the Debt Securities.  Any substitute purchaser of Debt Securities pursuant to this paragraph shall be deemed to be an Underwriter, for purposes of this Agreement, in connection with the offering and sale of the applicable Debt Securities.

If, after giving effect to any arrangements for the purchase of Debt Securities of a defaulting Underwriter by the non-defaulting Underwriters, as provided above, the principal amount of Debt Securities which remains unpurchased does not exceed 10% of the aggregate of the Debt Securities, then the Issuer shall have the right to require each non-defaulting Underwriter to purchase the Debt Securities which such Underwriter agreed to purchase hereunder and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the principal amount of the Debt Securities which such Underwriter agreed to purchase hereunder) of the principal amount of the Debt Securities of such defaulting Underwriter for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

If, after giving effect to any arrangements for the purchase of the Debt Securities of a defaulting Underwriter by the non-defaulting Underwriters as provided above, the principal amount of the Debt Securities which remains unpurchased exceeds 10% of the principal amount of Debt Securities, or if the Issuer shall not exercise the right described above to require non-defaulting Underwriters to purchase the Debt Securities of a defaulting Underwriter, then this Agreement and the Pricing Agreement in relation to the applicable Debt Securities shall thereupon terminate, without liability on the part of any non-defaulting Underwriters; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

SECTION 9.  REPRESENTATIONS, WARRANTIES AND OBLIGATIONS TO SURVIVE DELIVERY

The respective indemnities, agreements, representations, warranties and other statements of the Issuer and the Underwriters contained in this Agreement, or made by or on behalf of them, respectively, pursuant to this Agreement and the Pricing Agreement in relation to the applicable Debt Securities, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or any person controlling such Underwriter or by or on behalf of the Issuer or any person controlling the Issuer and shall survive the delivery of and payment for any of the Debt Securities.

SECTION 10.  TERMINATION

This Agreement and the Pricing Agreement in relation to the applicable Debt Securities shall be subject to termination in the absolute discretion of the Representatives by notice given to the Issuer prior to delivery of and payment for the Debt Securities, if prior to such time (and subsequent to the Execution Date) there has occurred any (A)(1) suspension of trading in any securities issued by the Issuer (other than in connection with a redemption of securities), or (2) suspension or material limitation of trading generally on or by, as the case may be, the New York Stock Exchange, the London Stock Exchange or the United States over-the-counter market or the establishment of minimum prices on any of such exchanges or such market in any of the foregoing cases by the Commission or such exchange or other regulatory or governmental body having jurisdiction, (B) declaration of a general moratorium on commercial banking activities in New York or England by either Federal or New York State or English authorities or material disruption in commercial banking or securities settlement or clearing services in the United States or the United Kingdom has occurred, (C) outbreak or escalation of hostilities involving the United States or the United Kingdom, declaration of a national emergency or war by the United States or the United Kingdom or any other substantial international calamity or crisis or (D) material adverse change in the existing financial, political or general economic conditions in the United States or the United Kingdom, including any effect of international conditions on such conditions in the United States or the United Kingdom, that, in the reasonable judgment of the Representatives (after consultation with the Issuer if practicable), is material and adverse and in the case of any of the events specified in clauses (C) or (D), such event singly or together with any other such event makes it, in the reasonable judgment of the Representatives, impracticable to market or sell the Debt Securities on the terms and in the manner contemplated herein.  In the event of any such termination, the provisions for the payment of expenses of Section 5, the indemnity agreement and contribution provisions set forth in Section 7 and the provisions of Sections 4(d), 9, 12, 13 and 15 hereof shall survive any termination or cancellation of this Agreement and the Pricing Agreement in relation to the applicable Debt Securities.

SECTION 11.  NOTICES

All communications hereunder will be in writing and shall be deemed to have been duly given if delivered (if by mail) or transmitted (if by fax or email) to the address of the Representatives as set forth in the Pricing Agreement with respect to the applicable Securities; or, if to the Issuer shall be sufficient in all respects and shall be deemed to have been duly given if delivered or transmitted (if by fax or email) to the address of the Issuer as set forth in the Pricing Agreement with respect to the applicable Debt Securities.

SECTION 12.  BINDING EFFECT; BENEFITS; STATUS OF THE PARTIES

This Agreement and each Pricing Agreement shall be binding upon each Underwriter, the Issuer and their respective successors.  This Agreement and the Pricing Agreement and the terms and provisions hereof and thereof are for the sole benefit of only those persons, except that (a) the representations, warranties, indemnities and agreements of the Issuer contained in this Agreement shall also be deemed to be for the benefit of the person or persons, if any, who control any Underwriter within the meaning of Section 15 of the Act, and (b) the representations, warranties, indemnities and agreements of the Underwriters contained in this Agreement shall be deemed to be for the benefit of directors of the Issuer, officers of the Issuer who have signed the Registration Statement and any person controlling the Issuer.  Nothing in this Agreement or in the Pricing Agreement is intended or shall be construed to give any person, other than the person referred to in this Section, any legal or equitable right, remedy or claim under or in respect of this Agreement or the Pricing Agreement or any provision contained herein or therein.

The Issuer acknowledges that the purchase and sale of the Debt Securities pursuant to this Agreement is an arm’s length commercial transaction between the Issuer on the one hand and the Underwriters on the other.  The Underwriters are acting as principal and not as a fiduciary to, or an agent of, the Issuer.  Additionally, the Issuer agrees that it is responsible for making its own judgments in connection with the offering of the Debt Securities irrespective of whether any of the Underwriters has advised the Issuer on related matters.  No Underwriter is advising the Issuer or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction.  The Issuer may consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transaction contemplated hereby and agree that they will not claim that the Underwriters owe an agency or fiduciary duty to the Issuer in connection with the transactions contemplated by this Agreement or the process leading thereto.

SECTION 13.  GOVERNING LAW; COUNTERPARTS

This Agreement and each Pricing Agreement shall be governed by and construed in accordance with the laws of the State of New York.

SECTION 14.  PARAGRAPH HEADINGS

The paragraph headings used in this Agreement are for convenience of reference only, and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

SECTION 15.  SUBMISSION TO JURISDICTION; APPOINTMENT OF AGENT FOR SERVICE; CURRENCY INDEMNITY.

(a)  The Issuer agrees that any legal suit, action or proceeding brought by any Underwriter or by each person, if any, who controls any Underwriter arising out of or based upon this Agreement or any Pricing Agreement may be instituted in any U.S. Federal or New York State court in the Borough of Manhattan, City of New York, New York, irrevocably waives any objection which it may now or hereafter have to laying of venue in any such suit, action or proceeding in any such court and irrevocably accepts and submits to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding.  The Issuer hereby appoints C T Corporation System at 28 Liberty Street, New York, NY 10005, or, if otherwise, its principal place of business in the City of New York from time to time, as its authorized agent (the “Process Agent”) upon whom process may be served in any suit, action or proceeding based on this Agreement which may be instituted in any U.S. Federal or New York State court in the Borough of Manhattan, City of New York, New York, by any Underwriter or any such controlling person and expressly accepts the jurisdiction of any such court in respect of any such action.  The Issuer agrees to maintain such an agent at all times during which any of the terms of this Agreement may be surviving and to notify the Underwriters of any change in the identity of such agent.  The Process Agent has agreed to act as said agent for service of process, and the Issuer agrees to take any and all actions, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect as aforesaid.  Service of process upon the Process Agent shall be deemed effective service of process upon the Issuer; provided that nothing herein shall affect the right of any Underwriter or any person controlling any Underwriter to serve process in any other manner permitted by law.  Notwithstanding the foregoing, any action against the Issuer arising out of or based upon this Agreement may also be instituted by any Underwriter or any person controlling any Underwriter in any court in England and Wales, and the Issuer expressly accepts the jurisdiction of any such court in any such action.  The provisions of this Section are intended to be effective upon the execution of this Agreement without further action by the Issuer and the introduction of a true copy of this Agreement into evidence shall be conclusive and final evidence as to such matters.

(b)  To the extent that the Issuer has or hereafter may acquire or have attributed to it any immunity (sovereign or otherwise) from suit, the jurisdiction of any court or from set-off or any legal process with respect to itself or its property, it hereby irrevocably and unconditionally agrees, to the fullest extent it may lawfully do so, not to plead, claim or assert by way of motion, as a defense, counterclaim or otherwise, and hereby waives, to the fullest extent it may lawfully do so, such immunity in respect of its obligations hereunder and with respect to any Debt Securities.

(c)  The Issuer hereby agrees to indemnify each Underwriter against loss incurred by such Underwriter as a result of any judgment or order being given or made for any amount due hereunder or under the Debt Securities and such judgment or order being expressed and paid in a currency (the “Judgment Currency”) other than U.S. dollars and as a result of any variation as between (i) the rate of exchange at which the U.S. dollar amount is converted into Judgment Currency for the purpose of such judgment or order, and (ii) the rate of exchange at which such Underwriter would have been able to purchase U.S. dollars with the amount of the Judgment Currency actually received by such Underwriter if such Underwriter had utilized such amount of Judgment Currency to purchase U.S. dollars as promptly as practicable upon such Underwriter’s receipt thereof.  The foregoing indemnity shall constitute a separate and independent obligation of the Issuer and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid.  The term “rate of exchange” shall include an allowance for any customary or reasonable premiums and costs of exchange payable in connection with the purchase of, or conversion into, the relevant currency.

SECTION 16.  CURRENCY

Each reference in the Prospectus and hereunder to U.S. dollars (the “relevant currency”) is of the essence, and all amounts due by the Issuer under this Agreement shall be payable in U.S. dollars.  To the fullest extent permitted by law, the obligation of the Issuer in respect of any amount due under this Agreement will, notwithstanding any payment in any other currency (whether pursuant to a judgment or otherwise), be discharged only to the extent of the amount in the relevant currency that the party entitled to receive such payment may, in accordance with its normal procedures, purchase with the sum paid in such other currency (after any premium and costs of exchange) on the business day immediately following the day on which such party receives such payment.  If the amount in the relevant currency that may be so purchased for any reason falls short of the amount originally due, the Issuer will pay such additional amounts, in the relevant currency, as may be necessary to compensate for the shortfall.  Any obligation of the Issuer not discharged by such payment will, to the fullest extent permitted by applicable law, be due as a separate and independent obligation and, until discharged as provided herein, will continue in full force and effect.

SECTION 17.  ISSUER FREE WRITING PROSPECTUSES.

The Issuer covenants and agrees that, unless the Issuer has or shall have obtained the prior written consent of the Representatives, and each Underwriter, severally and not jointly, agrees with the Issuer that, unless it has or shall have obtained, as the case may be, the prior written consent of the Issuer, it has not made and will not make any offer relating to the Debt Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a free writing prospectus (as defined in Rule 405) required to be filed by the Issuer with the Commission or retained by the Issuer under Rule 433, other than a free writing prospectus containing the information contained in the final term sheet prepared and filed pursuant to Section 4(a) hereto; provided that the prior written consent of the parties to the applicable Pricing Agreement shall be deemed to have been given in respect of the free writing prospectuses included in Schedule III to the Pricing Agreement in relation to the applicable Debt Securities and any electronic road show.  Any such free writing prospectus consented to by the Representatives or the Issuer is hereinafter referred to as a “Permitted Free Writing Prospectus.”  The Issuer agrees that (x) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (y) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

SECTION 18.  SELLING RESTRICTIONS

(a)  Each Underwriter, severally and not jointly, represents and agrees that (i) it will only offer or sell the Debt Securities in compliance with the laws and regulations in any jurisdiction applicable to such offer or sale and (ii) it has not taken and will not take any action in any jurisdiction, other than the United States, that would permit a public offering of the Debt Securities, or possession or distribution of any Prospectus or any amendment or supplement thereto or any offering or publicity material relating to the Debt Securities, in any country or jurisdiction where action for that purpose is required.

(b)  Each Underwriter, severally and not jointly, represents and agrees that it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any Debt Securities to which this Agreement relates, to any retail investor in the European Economic Area. For the purposes of this provision: (a) the expression “retail investor” means a person who is one (or more) of the following: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended, the “Prospectus Regulation”); and (b) the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe for the securities.

(c)  Each Underwriter, severally and not jointly, represents and agrees that (i) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (“FSMA”)) received by it in connection with the issue or sale of any Debt Securities in circumstances in which Section 21(1) of the FSMA does not apply to the Issuer; and (ii) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to any Debt Securities in, from or otherwise involving the United Kingdom.

(d)  Each Underwriter, severally and not jointly, represents and agrees that it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any Debt Securities to which this Agreement relates, to any retail investor in the United Kingdom. For the purposes of this provision: (a) the expression “retail investor” means a person who is one (or more) of the following: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (“EUWA”); (ii) a customer within the meaning of the provisions of the FSMA and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA; or (iii) not a qualified investor as defined in Article 2 of Prospectus Regulation as it forms part of domestic law by virtue of the EUWA; and (b) the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe for the securities.

SECTION 19. BAIL-IN PROVISIONS

Notwithstanding and to the exclusion of any other term of this Agreement or any other agreements, arrangements, or understanding between the Issuer (the “UK Bail-in Party”) and each other party to this Agreement to whom the UK Bail-in Party owes any UK Bail-in Liability (each a “Relevant UK Bail-in Counterparty”), each Relevant UK Bail-in Counterparty acknowledges and accepts that a UK Bail-in Liability arising under this Agreement may be subject to the exercise of UK Bail-in Powers by the relevant UK resolution authority, and acknowledges, accepts, and agrees to be bound by:

(a)	the effect of the exercise of UK Bail-in Powers by the relevant UK resolution authority in relation to any UK Bail-in Liability of the UK Bail-in Party to any Relevant UK Bail-in Counterparty under this Agreement, that (without limitation) may include and result in any of the following, or some combination thereof:

(i)	the reduction of all, or a portion, of the UK Bail-in Liability or outstanding amounts due thereon;

(ii)	the conversion of all, or a portion, of the UK Bail-in Liability into shares, other securities or other obligations of the UK Bail-in Party or another person, and the issue to or conferral on the (or each) Relevant UK Bail-in Counterparty of such shares, securities or obligations;

(iii)	the cancellation of the UK Bail-in Liability; and/or

(iv)	the amendment or alteration of any interest, if applicable, thereon, the maturity or the dates on which any payments are due, including by suspending payment for a temporary period; and

(b)	the variation of the terms of this Agreement, as deemed necessary by the relevant UK resolution authority, to give effect to the exercise of UK Bail-in Powers by the relevant UK resolution authority.

In this Section 19:

“UK Bail-in Legislation” means Part I of the UK Banking Act 2009 and any other law or regulation applicable in the UK relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (otherwise than through liquidation, administration or other insolvency proceedings).

“UK Bail-in Liability” means a liability in respect of which the UK Bail-in Powers may be exercised.

“UK Bail-in Powers” means the powers under the UK Bail-in Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or affiliate of a bank or investment firm, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability.

Where a resolution measure is taken in relation to any BRRD undertaking or any member of the same group as that BRRD undertaking and that BRRD undertaking or any member of the same group as that BRRD undertaking is a party to this Agreement or any Pricing Agreement (any such party to this Agreement or any Pricing Agreement being an “Affected Party”), each other party to this Agreement or any Pricing Agreement agrees that it shall only be entitled to exercise any termination right under this Agreement and/or any Pricing Agreement against the Affected Party to the extent that it would be entitled to do so under the Special Resolution Regime if this Agreement and/or the relevant Pricing Agreement were governed by the laws of any part of the United Kingdom.

For the purpose of this Clause, “resolution measure” means a ‘crisis prevention measure’, ‘crisis management measure’ or ‘recognised third-country resolution action’, each with the meaning given in the “Stay in Resolution” Part of the PRA Rulebook for CRR Firms, as the same may be amended, modified, re-enacted or replaced from time to time (the “PRA Contractual Stay Rules”), provided, however, that ‘crisis prevention measure’ shall be interpreted in the manner outlined in Rule 2.3 of the PRA Contractual Stay Rules; “BRRD undertaking”, “group”, “Special Resolution Regime” and “termination right” have the respective meanings given in the PRA Contractual Stay Rules.

SECTION 20. RECOGNITION OF THE U.S. SPECIAL RESOLUTION REGIMES

(a)	In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)	In the event that any Underwriter that is a Covered Entity or a Covered Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, any Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

In this Section 20:

“C.F.R.” means the Code of Federal Regulations of the United States of America.

“Covered Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i)	a “covered entity” as that term is defined in, and interpreted in accordance with 12 C.F.R. § 252.82(b);

(ii)	a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii)	a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S.C.” means the Code of Laws of the United States of America.

“U.S. Special Resolution Regime” means each of (i) the U.S. Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the U.S. Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

Very truly yours,

SANTANDER UK PLC

By:
Name:
Title:

[Signature Page — Underwriting Agreement Standard Provisions]

ANNEX I

FORM OF PRICING AGREEMENT

[Names of Representative(s)],
As Representatives of the several
Underwriters named in Schedule I hereto
c/o [Address of Representative(s)]

[Date]

Ladies and Gentlemen:

Santander UK plc (the “Issuer”) proposes, subject to the terms and conditions stated herein and in the Underwriting Agreement Standard Provisions dated [Date] (the “Underwriting Agreement”), to issue and sell to the firms named in Schedule I hereto (the “Underwriters”) the securities specified in Schedule II hereto (the “Debt Securities”).

Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Pricing Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the Applicable Time and the Closing Date with respect to the Debt Securities.  Each reference to the Representatives herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to the Representatives.  Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined.  The Representatives designated to act on behalf of each of the Underwriters of the Debt Securities pursuant to Section 1(b) of the Underwriting Agreement and the address of the Representatives referred to in such Section 1(b) are set forth in Schedule II hereto.  The documents required to be delivered by Section 6 of the Underwriting Agreement shall be delivered at the address set forth in Schedule II hereto, save for the letter furnished by the Independent Auditor for use in connection with the offering of Debt Securities outside of the United States of America delivered pursuant to Section 6(h) of the Underwriting Agreement, which will be addressed to the Representatives’ affiliates at the addresses set forth in Schedule IV hereto, in each case on or prior to the Closing Date.

The Issuer agrees to have the global securities available for inspection and checking by the Representatives in New York, New York, not later than 11:00 AM New York City time on the New York business day prior to the Closing Date.

An amendment to the Registration Statement, the Prospectus and any Issuer Free Writing Prospectus (included in Schedule III hereto), as the case may be, relating to the Debt Securities, in the form heretofore delivered to the Representatives is or will be filed with the Commission to the extent required by the rules and regulations thereof.

Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, the Issuer agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Issuer, at the time and place and at a purchase price to the Underwriters set forth in Schedule II hereto, the principal amount of Debt Securities set forth opposite the name of such Underwriter in Schedule I hereto.

This Pricing Agreement may be executed manually or by electronic signature (including any electronic signature complying with the New York Electronic Signatures and Records Act (N.Y. State Tech. §§ 301-309), as amended from time to time, or other applicable law) in one or more counterparts, each of which will be deemed to be an original, but all such counterparts will together constitute one and the same instrument. Delivery of an executed Pricing Agreement by one party to the other may be made by electronic mail or other transmission method, and the parties hereto agree that any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

[The remainder of this page has been left blank intentionally]

If the foregoing is in accordance with the Representatives’ understanding, please sign and return to us two counterparts hereof, and upon acceptance hereof by the Representatives, on behalf of each of the Underwriters, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement among each of the Underwriters and the Issuer.  It is understood that the Representatives’ acceptance of this letter on behalf of each of the Underwriters may be pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be supplied to the Issuer upon request.

Very truly yours,

SANTANDER UK PLC

By:
Name:
Title:

Accepted as of the date hereof:

[
(Name of Co-Representative
Partnership)]

[Names of Co-Representative corporations]

By
([Title])

[On behalf of each of the Underwriters]

SCHEDULE I

Underwriters	Principal Amount of Debt Securities to be Purchased
[Names of Representative(s)]	$
[Names of Underwriters]

Total	$

SCHEDULE II

Title of Debt Securities:

[ %] [Floating Rate] [Zero Coupon] [Notes] due [Date]

Aggregate Principal Amount:

[$]

Price to Public:

% of the principal amount of the Debt Securities, plus accrued interest from                   to the Closing Date [and accrued amortization, if any, from                   to the Closing Date]

Purchase Price by Underwriters:

% of the principal amount of the Debt Securities, plus accrued interest from                   to the Closing Date [and accrued amortization, if any, from                   to the Closing Date]

Form of Debt Securities:

Book-entry only form represented by one or more global securities deposited with the Depository Trust Company (“DTC”) or its designated custodian, to be made available for checking by the Representatives at least twenty-four hours prior to the Closing Date at the office of DTC

Specified Funds for Payment of Purchase Price:

Immediately available funds

Payment of Expenses:

Indenture:

Indenture, dated as of September 29, 2016 between Santander UK plc, as issuer, and Citibank, N.A., as trustee (the “Trustee”) (as successor to Wells Fargo Bank, National Association (“Wells Fargo”), pursuant to an Agreement of Resignation, Appointment and Acceptance dated as of April 19, 2021 among the Issuer, the Trustee and Wells Fargo), as supplemented and amended by a first supplemental indenture dated as of November 3, 2017, between the Issuer and the Trustee, and as further supplemented and amended by the [   ] supplemental indenture to be entered into on [date]

Applicable Time:

[Time and Date]

Closing Date:

[Time and Date]

Closing Location:

Name and Addresses of Representatives:

Designated Representatives:

Address for Notices, etc.:

Address of Issuer:

Address of Underwriters’ Counsel for Delivery of Documents:

Maturity:

Interest Rate:

[ %] [Zero Coupon]

Interest Payment Dates:

[months and dates], commencing [month and date]

Redemption Provisions:

Sinking Fund Provisions:

[No sinking fund provisions]

[The Debt Securities are entitled to the benefit of a sinking fund to retire [$] principal amount of Debt Securities on                   in each of the                   years through                   at 100% of their principal amount plus accrued interest] [, together with [cumulative] [non-cumulative] redemptions at the option of the Issuer to retire an additional [$] principal amount of Debt Securities in the years                   through                    at 100% of their principal amount plus accrued interest].

Information Provided by the Underwriters:

Expected Stock Exchange Listing:

Other Terms:[The Debt Securities will have additional terms as more fully described in the Disclosure Package.]

SCHEDULE III

Issuer Free Writing Prospectuses

SCHEDULE IV

Addresses of Representatives’ Affiliates